Exhibit 3.173

CERTIFICATE OF INCORPORATION

OF

SSI WASHINGTON, D.C., INC.

1. The name of this corporation is:

SSI WASHINGTON, D.C., INC.

2. The address of its registered office in the State of Delaware is 229 South State Street in the City of Dover, County of Kent. The name of its registered agent at such address is United States Corporation Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. The total number of share of stock which the corporation shall have authority to issue is One Thousand (1,000); and the par value of each share shall be one cent ($.01).

5. The name and mailing address of the incorporator is:

Victoria C. Phelps

LATHAM & WATKINS

555 South Flower Street

Los Angeles, California 90071

6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

7. Election of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

8. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a directory except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 19th day of August, 1986.

/s/ Victoria C. Phelps
Victoria C. Phelps Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SSI WASHINGTON, D.C., INC.

SSI WASHINGTON, D.C., INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That, by written consent of the Board of Directors of said corporation as of September 16, 1986, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing its officers to submit said amendment to the stockholder of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article 1 of this corporation’s Certificate of Incorporation be amended to read as follows:

“1. The name of this corporation is SAFEWAY WASHINGTON, D.C., INC.”

SECOND: That, thereafter, by written consent of the holder of all of the issued and outstanding shares of capital stock of said corporation, the necessary number of hares required by statute were voted in favor of the amendment .

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, SSI WASHINGTON, D.C., INC. has caused this certificate to be signed by Robert I. MacDonnell, its President, and attested by James A. Kohlberg, its Assistant Secretary, this 16th day of September, 1986.

SSI WASHINGTON, D.C., INC.

By:	/s/ Robert I. MacDonnell
Robert I. MacDonnell, President

ATTEST:

/s/ James A. Kohlberg
James A. Kohlberg,
Assistant Secretary

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SAFEWAY WASHINGTON, D.C., INC.

SAFEWAY WASHINGTON, D.C., INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That, by written consent of the Board of Directors of said corporation as of January 21, 1987, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing its officers to submit said amendment to the stockholder of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article 1 of this corporation’s Certificate of Incorporation be amended to read as follows:

“1. The name of this corporation is Safeway Dallas, Inc.”

SECOND: That, thereafter, by written consent of the holder of all of the issued and outstanding shares of capital stock of said corporation, the necessary number of shares required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, SAFEWAY WASHINGTON, D.C., INC. has caused this certificate to be signed by James A. Rowland, its President, and attested by Bernat Rosner, its Secretary, this 21st day of January, 1987.

SAFEWAY WASHINGTON, D.C., INC.

By:	/s/ James A. Rowland
James A. Rowland, President

ATTEST:

/s/ Bernat Rosner
Bernat Rosner, Secretary

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